Exhibit 99.1

1999 Bryan Street, Suite 3500
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	February 3, 2026

Jacobs Reports Strong Fiscal First Quarter 2026 Results
Strong Q1 Gross Revenue and Adj. Net Revenue Growth of 12.3% and 8.2% y/y, Respectively
Robust Backlog Growth of 21% y/y with TTM Book-to-Bill Ratio of 1.4x
Unlocking Full Value of Asset Lifecycle Strategy through Transaction for Remaining Stake in PA Consulting
Strategically Repurchased $252 Million of Jacobs Shares in Q1, Announced 12.5% Dividend Increase
Increasing FY 2026 Adj. Net Revenue, Adj. EPS and Free Cash Flow Margin Guidance Midpoints
DALLAS, TEXAS - Jacobs Solutions Inc. (NYSE: J) today announced its financial results for the fiscal first quarter ended December 26, 2025.
Q1 2026 Highlights1:
•Gross revenue of $3.3 billion up 12.3% y/y; adjusted net revenue2 of $2.3 billion up 8.2% y/y
•GAAP net earnings of $125.0 million (vs. net loss of $17.1 million in Q1 2025); adjusted EBITDA2 of $302.6 million increased 7.3% y/y
•GAAP EPS of $1.11 (vs. net loss of $0.10 in Q1 2025); adjusted EPS2 of $1.53 increased 15.0% y/y
•Backlog of $26.3 billion up 20.6% y/y; Q1 book-to-bill of 2.0x (1.4x TTM)

Jacobs' Chair and CEO Bob Pragada commented, “We delivered excellent first quarter results driven by revenue strength in both Infrastructure & Advanced Facilities (I&AF) and PA Consulting. Within I&AF, growth was led by the Life Sciences, Data Center, Semiconductor, Water and Transportation sectors. PA Consulting also continues to capitalize on strong demand for its digital consulting services, with revenue increasing 16% year-on-year in the first quarter. We are excited to advance our strategy to redefine the asset lifecycle through the recently announced transaction to fully own the business. We are off to a great start in FY26 and strong results in Q1 give us confidence to increase our outlook for the fiscal year.”

Jacobs' CFO Venk Nathamuni added, “We're very pleased with our Q1 performance. We exceeded expectations across key financial metrics, including revenue, margin, EPS and cash from operations and believe we are well positioned to build on this momentum, as reflected in our raised full-year guidance. We also sequentially increased share repurchases, buying back $252 million of our shares during the quarter. Additionally, we announced the acquisition of the remaining stake in PA Consulting and increased our quarterly dividend by 12.5%. Our ability to return significant amounts of capital to shareholders, while selectively engaging in M&A is a testament to our balance sheet quality and outlook for strong cash generation."
Financial Outlook3
The Company’s outlook for fiscal 2026 is for adjusted net revenue to grow 6.5% to 10.0% over fiscal 2025 (previously forecast as 6.0% to 10.0%), adjusted EBITDA margin to range from 14.4% to 14.7% (unchanged forecast), adjusted EPS to range from $6.95 to $7.30 (previously forecast as $6.90 to $7.30) and for free cash flow margin to range from 7.0% to 8.5% (previously forecast as 7.0% to 8.0%).
1All data reflects continuing operations only.
2See Non-GAAP Financial Measures and Operating Metrics, and GAAP Reconciliations at the end of the press release for additional detail.
3Reconciliation of fiscal 2026 adjusted EBITDA margin, adjusted EPS and expectations for adjusted net revenue growth and reported FCF margin to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2026.

First Quarter Review (in thousands, except per-share data)

	Fiscal Q1 2026	Fiscal Q1 2025	Change
Revenue	$3,293,281	$2,932,956	$360,325
Adjusted Net Revenue[1]	$2,252,628	$2,082,497	$170,131
GAAP Net Earnings (Loss) from Continuing Operations	$124,954	($17,129)	$142,083
GAAP Earnings (Loss) Per Diluted Share (EPS) from Continuing Operations	$1.11	($0.10)	$1.21
Adjusted Net Earnings from Continuing Operations[1]	$181,933	$165,828	$16,105
Adjusted EPS from Continuing Operations[1]	$1.53	$1.33	$0.20
U.S. GAAP effective tax rate from Continuing Operations	35.5%	107.5%	(7,200) bps
Adjusted effective tax rate from Continuing Operations[1]	26.5%	27.5%	(100) bps
1See "Non-GAAP Financial Measures and Operating Metrics" and the GAAP Reconciliation tables that follow for additional detail.
The Company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the first quarter of fiscal 2026 and fiscal 2025 exclude certain adjustments that are further described in the section entitled “Non-GAAP Financial Measures” at the end of this release. For a reconciliation of Revenue to Adjusted Net Revenue, see "Segment Information" below.
Jacobs is hosting a conference call at 4:30 P.M. ET on Tuesday, February 3, 2026, which it is webcasting live at www.jacobs.com.
Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” "target," "goal" and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning our expectations as to our future growth, prospects, financial outlook and business strategy, including our expectations for our fiscal year 2026 adjusted EBITDA margin, adjusted EPS, adjusted net revenue growth and free cash flow margin, as well as our expectations for our effective tax rates, and concerning our plans to acquire the remaining stake in PA Consulting, the potential benefits and synergies of the proposed transaction, including future financial and operating results, growth opportunities and strategic benefits, the expecting timing and structure of the proposed transaction, the ability of the parties to complete the proposed transaction and any assumptions underlying any of the foregoing. Although such statements are based on management's current estimates and expectations, and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include but are not limited to:
▪uncertainties as to the possibility that the closing conditions for the proposed transaction with PA Consulting may not be satisfied or waived, on a timely basis or otherwise; the risks that any consents or approvals, including any regulatory approvals, required in connection with the proposed transaction may not be received; the risk that the proposed transaction may not be completed on the terms or in the time-frame expected by the parties; unexpected costs, liabilities, charges or expenses related to the proposed transaction and the actual terms of any financings that will be obtained for the transaction; our ability to fully integrate PA Consulting into our business, our ability to realize the estimated synergies of the proposed transaction; and our ability to retain and hire key personnel, customers or suppliers while the proposed transaction is pending or after it is completed;
▪general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates and foreign currency exchange rates, changes in capital markets and stock market volatility, instability in the banking industry, labor shortages, or the impact of a possible recession or economic downturn or changes to monetary or fiscal policies or priorities in the U.S. and the other countries where we do business on our results, prospects and opportunities;

▪competition from existing and future competitors in our target markets, as well as the possible reduction in demand for certain of our product solutions and services, including delays in the timing of the award of projects or reduction in funding, or the abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or due to governmental budget constraints or changes to governmental budgetary priorities, or the inability of our clients to meet their payment obligations in a timely manner or at all;
▪our ability to fully execute on our corporate strategy, including the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from evolving business strategies, including on our ability to maintain our culture and retain key personnel, customers or suppliers, or our ability to achieve the cost-savings and synergies contemplated by our recent acquisitions within the expected time frames or to achieve them fully and to successfully integrate acquired businesses while retaining key personnel, and our ability to invest in the tools needed to implement our strategy;
▪financial market risks that may affect us, including by affecting our access to capital, the cost of such capital and/or our funding obligations under defined benefit pension and post-retirement plans;
▪legislative changes, including potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act, as well as other legislation and executive orders, including any directive to federal agencies to reduce federal spending or the size of the federal workforce, and changes in U.S. or foreign tax laws, including the tax legislation enacted in the U.S. in July 2025, statutes, rules, regulations or ordinances, including the impact of, and changes to tariffs and retaliatory tariffs or trade policies, that may adversely impact our future financial positions or results of operations;
▪increased geopolitical uncertainty and risks, including policy risks and potential civil unrest, relating to the outcome of elections across our key markets and elevated geopolitical tension and conflicts, including the Russia-Ukraine and Israel-Hamas conflicts and the on-going tensions in the Middle East, among others; and
▪the impact of any pandemic, and any resulting economic downturn on our results, prospects and opportunities, measures or restrictions imposed by governments and health officials in response to the pandemic, as well as the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of any future pandemics or infectious disease outbreaks on their economies and workforces and our operations therein.
The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see the Company’s filings with the U.S. Securities and Exchange Commission, including in particular the discussions contained in our fiscal 2025 Annual Report on Form 10-K under Item 1 - Business, Item 1A - Risk Factors, Item 3 - Legal Proceedings, and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations; and in our most recently filed Quarterly Report on Form 10-Q under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operation. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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Regulation FD

We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.jacobs.com, including information that may be deemed to be material. We encourage investors and others interested in the Company to monitor these distribution channels for material disclosures.
About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow – delivering outcomes and solutions for the world's most complex challenges. With approximately $12 billion in annual revenue and a talent force of almost 43,000, we provide end-to-end services in advanced manufacturing, cities & places, energy, environmental, life sciences, transportation and water. From advisory and consulting, feasibility, planning, design, program and lifecycle management, we're creating a more connected and sustainable world. See how at jacobs.com and connect with us on LinkedIn, Instagram, X and Facebook.

Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended
Unaudited	December 26, 2025	December 27, 2024
Revenues	$3,293,281	$2,932,956
Direct cost of contracts	(2,528,031)	(2,211,689)
Gross profit	765,250	721,267
Selling, general and administrative expenses	(532,689)	(512,849)
Operating Profit	232,561	208,418
Other Income (Expense):
Interest income	7,629	9,656
Interest expense	(34,254)	(34,820)
Miscellaneous income (expense), net	287	(130,107)
Total other expense, net	(26,338)	(155,271)
Earnings from Continuing Operations Before Taxes	206,223	53,147
Income Tax Expense from Continuing Operations	(73,109)	(57,149)
Net Earnings (Loss) of the Group from Continuing Operations	133,114	(4,002)
Net Earnings (Loss) of the Group from Discontinued Operations, net of tax	554	(1,001)
Net Earnings (Loss) of the Group	133,668	(5,003)
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(2,440)	(6,080)
Net Earnings Attributable to Redeemable Noncontrolling Interests	(5,720)	(7,047)
Net Earnings (Loss) Attributable to Jacobs from Continuing Operations	124,954	(17,129)
Net Earnings (Loss) Attributable to Jacobs from Discontinued Operations	554	(1,001)
Net Earnings (Loss) Attributable to Jacobs	$125,508	$(18,130)
Net Earnings Per Share:
Basic Net Earnings (Loss) from Continuing Operations Per Share	$1.12	$(0.10)
Basic Net Earnings (Loss) from Discontinued Operations Per Share	$—	$(0.01)
Basic Earnings (Loss) Per Share	$1.12	$(0.11)

Diluted Net Earnings (Loss) from Continuing Operations Per Share	$1.11	$(0.10)
Diluted Net Earnings (Loss) from Discontinued Operations Per Share	$—	$(0.01)
Diluted Earnings (Loss) Per Share	$1.12	$(0.11)

Note: Per share amounts may not add due to rounding.

Segment Information (in thousands):

	For the Three Months Ended
	December 26, 2025
Unaudited	Infrastructure & Advanced Facilities	PA Consulting	Total
Revenues from External Customers	$2,938,848	$354,433	$3,293,281
Pass Through Revenue	(1,040,653)	—	(1,040,653)
Adjusted Net Revenue	$1,898,195	$354,433	$2,252,628
Direct cost of contracts	(2,293,163)	(234,868)	(2,528,031)
Selling, general and administrative expenses	(430,945)	(34,672)	(465,617)
Segment Operating Profit	$214,740	$84,893	$299,633
Restructuring, Transaction and Other Charges (1)			(29,076)
Amortization of Intangible Assets			(37,996)
Total U.S. GAAP Operating Profit			$232,561
Total Other (Expense) Income, net			(26,338)
Earnings from Continuing Operations Before Taxes			$206,223

(1)	The three months ended December 26, 2025 included $2.2 million in restructuring and other charges relating to the Separation Transaction (primarily professional services and employee separation costs), as well as $1.8 million in restructuring and other charges relating to the PA Consulting Transaction (primarily professional services and dedicated internal personnel), and $22.7 million in charges for certain subsidiary level compensation based agreements.

	For the Three Months Ended
	December 27, 2024
Unaudited	Infrastructure & Advanced Facilities	PA Consulting	Total
Revenues from External Customers	$2,626,208	$306,748	$2,932,956
Pass Through Revenue	(850,459)	—	(850,459)
Adjusted Net Revenue	$1,775,749	$306,748	$2,082,497
Direct cost of contracts	(2,019,696)	(191,993)	(2,211,689)
Selling, general and administrative expenses	(396,237)	(48,017)	(444,254)
Segment Operating Profit	$210,275	$66,738	$277,013
Restructuring, Transaction and Other Charges (1)			(29,934)
Amortization of Intangible Assets			(38,661)
Total U.S. GAAP Operating Profit			$208,418
Total Other (Expense) Income, net (2)			(155,271)
Earnings from Continuing Operations Before Taxes			$53,147

(1)	The three months ended December 27, 2024 included $15.0 million in restructuring and other charges relating to the Separation Transaction (primarily professional services and employee separation costs), $6.0 million in charges for certain subsidiary level compensation based agreements as well as $7.9 million in charges associated with the Company's TSA with Amentum.
(2)	The three months ended December 27, 2024 included $145.2 million in mark-to-market losses associated with our investment in Amentum stock in connection with the Separation Transaction.

Balance Sheets (in thousands):

	December 26, 2025	September 26, 2025
	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$1,552,913	$1,235,448
Receivables and contract assets	3,059,769	2,989,067
Prepaid expenses and other	144,016	134,804
Total current assets	4,756,698	4,359,319
Property, Equipment and Improvements, net	307,202	311,872
Other Noncurrent Assets:
Goodwill	4,793,637	4,780,818
Intangibles, net	683,648	717,670
Deferred income tax assets	315,480	325,814
Operating lease right-of-use assets	297,701	289,101
Miscellaneous	460,129	467,941
Total other noncurrent assets	6,550,595	6,581,344
	$11,614,495	$11,252,535
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,262,870	$1,261,489
Accrued liabilities	1,042,175	1,037,754
Operating lease liabilities	111,703	111,040
Contract liabilities	1,160,967	940,616
Total current liabilities	3,577,715	3,350,899
Long-term debt	2,486,022	2,236,456
Liabilities relating to defined benefit pension and retirement plans	269,908	272,069
Deferred income tax liabilities	147,603	151,821
Long-term operating lease liabilities	361,913	362,361
Other deferred liabilities	230,123	212,330
Total other noncurrent liabilities	3,495,569	3,235,037
Commitments and Contingencies
Redeemable Noncontrolling interests	1,092,980	1,018,694
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 117,586,748 shares and 119,081,294 shares as of December 26, 2025 and September 26, 2025, respectively	117,587	119,081
Additional paid-in capital	2,678,370	2,706,376
Retained earnings	1,334,005	1,525,760
Accumulated other comprehensive loss	(686,062)	(710,410)
Total Jacobs stockholders’ equity	3,443,900	3,640,807
Noncontrolling interests	4,331	7,098
Total Group stockholders’ equity	3,448,231	3,647,905
	$11,614,495	$11,252,535

Statements of Cash Flows (in thousands)

	For the Three Months Ended
Unaudited	December 26, 2025	December 27, 2024
Cash Flows from Operating Activities:
Net Earnings (Loss) of the Group	$133,668	$(5,003)
Adjustments to reconcile net earnings to net cash flows provided by operations:
Depreciation and amortization:
Property, equipment and improvements	21,613	20,922
Intangible assets	37,996	38,661
Loss on investment in equity securities	—	145,215
Stock based compensation	17,287	13,059
Equity in earnings of operating ventures, net of return on capital distributions	(3,245)	(2,236)
Loss (gain) on disposals of assets, net	267	(622)
Deferred income taxes	6,156	20,253
Changes in assets and liabilities:
Receivables and contract assets, net of contract liabilities	152,660	(57,753)
Prepaid expenses and other current assets	(6,620)	9,617
Miscellaneous other assets	10,747	17,243
Accounts payable	438	(37,225)
Accrued liabilities	(12,955)	(31,398)
Other deferred liabilities	20,082	1,863
Other, net	2,666	(25,140)
Net cash provided by operating activities	380,760	107,456
Cash Flows from Investing Activities:
Additions to property and equipment	(15,821)	(10,333)
Disposals of property and equipment and other assets	—	1,481
Capital contributions to equity investees, net of return of capital distributions	334	932
Net cash used for investing activities	(15,487)	(7,920)
Cash Flows from Financing Activities:
Net proceeds from borrowings	245,000	362,655
Proceeds from issuances of common stock	7,741	7,984
Common stock repurchases	(252,082)	(201,626)
Taxes paid on vested restricted stock	(16,329)	(14,404)
Cash dividends to shareholders	(38,558)	(36,481)
Net dividends associated with noncontrolling interests	(5,218)	(2,245)
Repurchase of redeemable noncontrolling interests	(403)	(3,729)
Net cash (used for) provided by financing activities	(59,849)	112,154
Effect of Exchange Rate Changes	11,664	(58,180)
Net Increase in Cash and Cash Equivalents and Restricted Cash	317,088	153,510
Cash and Cash Equivalents, including Restricted Cash, at the Beginning of the Period	1,236,816	1,146,931
Cash and Cash Equivalents, including Restricted Cash, at the End of the Period	$1,553,904	$1,300,441

Backlog (in millions):

Unaudited	December 26, 2025	December 27, 2024
Infrastructure & Advanced Facilities	$25,902	$21,484
PA Consulting	406	331
Total	$26,308	$21,815

Non-GAAP Financial Measures and Operating Metrics:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. These non-GAAP measures are described below.
As a result of the spin-off of the SpinCo Business and merger of the SpinCo Business with Amentum Parent Holdings LLC to form an independent, publicly traded company, Amentum Holdings, Inc. (NYSE: AMTM) (the "Separation Transaction"), substantially all CMS and C&I (the "SpinCo Business") related assets and liabilities were separated on September 27, 2024. As such, the financial results of the SpinCo Business are reflected as discontinued operations for all periods presented and therefore excluded from the non-GAAP measures described below.

Adjusted net revenue is calculated by adjusting revenue from continuing operations to exclude amounts we bill to clients on projects where we are procuring subcontract labor or third-party materials and equipment on behalf of the client (referred to as “pass throughs”). These amounts are considered pass throughs because we receive no or only a minimal mark-up associated with the billed amounts. We sometimes refer to our GAAP revenue as "gross revenue."

Jacobs adjusted operating profit, adjusted earnings from continuing operations before taxes, adjusted income tax expenses from continuing operations, adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by:

1.Excluding items collectively referred to as "Restructuring, Integration, Transaction and Other Charges," which include:
a.recoveries, costs and other charges associated with (i) restructuring activities, (ii) cost reduction initiatives implemented in connection with mergers, acquisitions, strategic investments and divestitures, including the separation of the CMS/C&I business, such as advisor fees, involuntary terminations and related costs, costs associated with co-locating offices of acquired companies, separating physical locations of continuing operations, professional services and other personnel costs, (iii) involuntary termination programs and other related separations impacting management and employees, including related transition costs, and (iv) certain legal costs and expenses to the extent related to (i) - (iii) or determined to not be related to continuing operations (clauses (i) – (iv) collectively referred to as “Restructuring, integration, separation and other charges"); and
b.transaction costs and other charges incurred in connection with mergers, acquisitions, strategic investments and divestitures, including advisor fees, change in control payments, and the impact of the quarterly adjustment to the estimated performance based payout of contingent consideration to certain sellers in connection with certain acquisitions and similar transaction costs and expenses (collectively referred to as "Transaction Costs").

2.Excluding items collectively referred to as "Other Adjustments", which include:
a.intangible assets amortization and impairment charges;
b.impact of certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment;
c.revenue under the Company's transition services agreement (TSA) included in other income for U.S. GAAP reporting purposes, and any SG&A costs associated with the provision of such services;
d.pretax mark-to-market and other related gains or losses associated with the Company's investment in Amentum stock recorded in connection with the Separation Transaction;
e.discounts and expenses related to the one-time exchange of the Company's investment in Amentum shares for a portion of the Company's outstanding term loans, which term loans were canceled; and
f.impacts resulting from the EPS numerator adjustment relating to the redeemable noncontrolling interests preference share repurchase and reissuance activities.

We eliminate the impact of “Restructuring, Integration, Transaction and Other Charges” and "Other Adjustments" because we do not consider these to be indicative of ongoing operating performance. Actions taken by the Company to enhance efficiencies are subject to significant fluctuations from period to period. The Company's management believes the exclusion of the amounts relating to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.

Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

Free cash flow (FCF) is calculated as net cash provided by operating activities from continuing operations as reported on the statement of cash flows less additions to property and equipment. FCF Margin is calculated as FCF divided by adjusted net revenue.

Adjusted EBITDA is calculated by adding income tax expense, depreciation expense and adjusted interest expense to, and deducting interest income from, adjusted net earnings attributable to Jacobs from continuing operations.

I&AF Operating Margin is a ratio of I&AF operating profit for the segment to the segment's adjusted net revenue. For a reconciliation of revenue to adjusted net revenue, see "Segment Information".

Jacobs Adjusted Operating Margin is a ratio of adjusted operating profit for the Company to the Company's adjusted net revenue. For a reconciliation of revenue to adjusted net revenue, see "Segment Information".

We believe that the measures listed above are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

This press release also contains certain financial and operating metrics which management believes are useful in evaluating the Company's performance. Backlog represents revenue or gross profit, as applicable, we expect to realize for work to be completed by our consolidated subsidiaries and our proportionate share of work to be performed by unconsolidated joint ventures. Gross margin in backlog refers to the ratio of gross profit in backlog to gross revenue in backlog. For more information on how we determine our backlog, see our Backlog Information in our most recent annual report filed with the Securities and Exchange Commission. Adjusted EBITDA margin refers to a ratio of adjusted EBITDA to adjusted net revenue. Book-to-bill ratio is an operational measure representing the ratio of change in backlog since the prior reporting period plus reported revenue for the reporting period to the reported revenues for the same period. We regularly monitor these operating metrics to evaluate our business, identify trends affecting our business, and make strategic decisions.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile non-GAAP financial measures used herein to their respective U.S. GAAP measures. For the comparable period presented below, the adjustments to derive the non-GAAP financial measures consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not total due to rounding).

Reconciliation of Earnings from Continuing Operations Before Taxes to Adjusted Earnings from Continuing Operations Attributable to Jacobs Before Taxes (in thousands)

	Three Months Ended
	December 26, 2025	December 27, 2024
Earnings from Continuing Operations Before Taxes	$206,223	$53,147
Restructuring, Integration, Transaction and Other Charges (1):
Transaction costs	2,385	1,355
Restructuring, integration, separation and other charges	3,999	14,740
Other Adjustments (2):
Transition Services Agreement, net	(146)	(3,571)
Amortization of intangibles	37,996	38,661
Mark-to-market and other related losses on investment in Amentum stock	—	145,215
Other	22,717	5,981
Adjusted Earnings from Continuing Operations Before Taxes	$273,174	$255,528
Adjusted Earnings Attributable to Noncontrolling Interests from Continuing Operations	(18,828)	(19,499)
Adj. Earnings from Continuing Operations attributable to Jacobs before Taxes	$254,346	$236,029
(1) Includes pre-tax charges primarily relating to the Separation Transaction for the three months ended December 26, 2025 and December 27, 2024, as well as charges associated with various transaction costs and activity associated with the Company's restructuring and integration programs. The three months ended December 26, 2025 includes charges relating to the PA Consulting Transaction (primarily professional services, dedicated internal personnel and employee separation costs).
(2) Includes pre-tax charges relating to amortization of intangible assets and the impact of certain subsidiary level compensation based agreements for the three months ended December 26, 2025 and December 27, 2024. The three months ended December 26, 2025 and December 27, 2024 also include pretax income under the Company's TSA with Amentum in connection with the Separation Transaction. The three months ended December 27, 2024 also includes pretax mark-to-market losses associated with our investment in Amentum stock in connection with the Separation Transaction.

Reconciliation of Income Tax Expense from Continuing Operations to Adjusted Income Tax Expense from Continuing Operations (in thousands)

	Three Months Ended
	December 26, 2025	December 27, 2024
Income Tax Expense from Continuing Operations	$(73,109)	$(57,149)
Tax Effects of Restructuring, Integration, Transaction and Other Charges (1):
Transaction costs	(602)	(248)
Restructuring, integration, separation and other charges	(946)	(3,805)
Tax Effects of Other Adjustments (2):
Transition Services Agreement, net	38	909
Amortization of intangibles	(9,697)	(9,892)
Other	11,903	(15)
Adjusted Income Tax Expense from Continuing Operations	$(72,413)	$(70,200)
Adjusted effective tax rate from Continuing Operations	26.5%	27.5%
(1) Includes income tax impacts on restructuring activities primarily relating to the Separation Transaction as well as charges associated with various transaction costs and activity associated with the Company's restructuring and integration programs for the three months ended December 26, 2025 and December 27, 2024. The three months ended December 26, 2025 includes income tax impacts on charges relating to the PA Consulting Transaction (primarily professional services, dedicated internal personnel and employee separation costs),
(2) Includes income tax impacts on amortization of intangible assets as well as certain subsidiary level compensation based agreements for the three months ended December 26, 2025 and December 27, 2024. The three months ended December 26, 2025 and December 27, 2024 include income tax impacts on income under the Company's TSA with Amentum in connection with the Separation Transaction.

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted Net Earnings Attributable to Jacobs from Continuing Operations (in thousands)

	Three Months Ended
	December 26, 2025	December 27, 2024
Net Earnings (Loss) Attributable to Jacobs from Continuing Operations	$124,954	$(17,129)
After-tax effects of Restructuring, Integration, Transaction and Other Charges (1):
Transaction costs	1,475	1,520
Restructuring, integration, separation and other charges	2,939	11,005
After-tax effects of Other Adjustments (2):
Transition Services Agreement, net	(108)	(2,662)
Amortization of intangibles	23,623	23,664
Mark-to-market and other related losses on investment in Amentum stock	—	145,215
Other	29,050	4,215
Adjusted Net Earnings Attributable to Jacobs from Continuing Operations	$181,933	$165,828

(1) Includes after-tax charges primarily relating to the Separation Transaction and activity associated with the Company's restructuring and integration programs for the three months ended December 26, 2025 and December 27, 2024. The three months ended December 26, 2025 includes after tax charges relating to the PA Consulting Transaction (primarily professional services, dedicated internal personnel and employee separation costs).
(2) Includes after-tax and noncontrolling interest charges from amortization of intangible assets and certain subsidiary level compensation based agreements for the three months ended December 26, 2025 and December 27, 2024. The three months ended December 26, 2025 and December 27, 2024 also include after-tax income under the Company's TSA with Amentum in connection with the Separation Transaction. The three months ended December 27, 2024 includes mark-to-market losses associated with our investment in Amentum stock in connection with the Separation Transaction.

Reconciliation of Diluted Net Earnings from Continuing Operations Per Share to Adjusted Diluted Net Earnings from Continuing Operations Per Share (in thousands)

	Three Months Ended
	December 26, 2025	December 27, 2024
Diluted Net Earnings (Loss) from Continuing Operations Per Share	$1.11	$(0.10)
After-tax effects of Restructuring, Integration, Transaction and Other Charges (1):
Transaction costs	0.01	0.01
Restructuring, integration, separation and other charges	0.02	0.09
After-tax effects of Other Adjustments (2):
Transition Services Agreement, net	—	(0.02)
Amortization of intangibles	0.20	0.19
Mark-to-market and other related losses on investment in Amentum stock	—	1.16
Other	0.18	—
Adjusted Diluted Net Earnings from Continuing Operations Per Share	$1.53	$1.33
(1) Includes per-share impacts from charges primarily relating to the Separation Transaction and activity associated with the Company's restructuring and integration programs for the three months ended December 26, 2025 and December 27, 2024. The three months ended December 26, 2025 includes per-share impacts from charges relating to the PA Consulting Transaction (primarily professional services, dedicated internal personnel and employee separation costs).
(2) Includes per-share impacts from the amortization of intangible assets and certain subsidiary level compensation based agreements for the three months ended December 26, 2025 and December 27, 2024. The three months ended December 27, 2024 includes the per-share impacts from mark-to-market losses associated with our investment in Amentum stock and other related adjustments in connection with the Separation Transaction and income under the Company's TSA with Amentum in connection with the Separation Transaction.

Reconciliation of Earnings Attributable to Noncontrolling Interests from Continuing Operations to Adjusted Earnings Attributable to Noncontrolling Interests from Continuing Operations (in thousands)

	Three Months Ended
	December 26, 2025	December 27, 2024
Earnings Attributable to Noncontrolling Interests from Continuing Operations	$(8,160)	$(13,127)
Restructuring, Integration, Transaction and Other Charges (1):
Transaction costs	(308)	412
Restructuring, integration, separation and other charges	(114)	70
Other Adjustments (2):
Amortization of intangibles	(4,676)	(5,104)
Other	(5,570)	(1,750)
Adjusted Earnings Attributable to Noncontrolling Interests from Continuing Operations	$(18,828)	$(19,499)
(1) Includes noncontrolling interests amounts related to various transaction costs as well as activity associated with the Company's restructuring and integration programs.
(2) Includes noncontrolling interests impacts from the amortization of intangible assets and certain subsidiary level compensation based agreements.

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted EBITDA (in thousands):

	Three Months Ended
	December 26, 2025	December 27, 2024
Net Earnings (Loss) Attributable to Jacobs from Continuing Operations	$124,954	$(17,129)
After-tax effects of Restructuring, Integration, Transaction and Other Charges	4,414	12,525
After-tax effects of Other Adjustments	52,565	170,432
Adj. Net Earnings Attributable to Jacobs from Continuing Operations	181,933	165,828
Adj. Income Tax Expense from Continuing Operations	72,413	70,200
Adj. Earnings from Continuing Operations attributable to Jacobs before Taxes	254,346	236,028
Depreciation expense	21,613	20,922
Interest income	(7,629)	(9,656)
Interest expense	34,254	34,820
Adjusted EBITDA	$302,584	$282,114
Adjusted EBITDA Margin	13.4%	13.5%

Certain amounts may not agree to other non-GAAP schedules due to rounding.

Earnings Per Share:

	Three Months Ended
Unaudited	December 26, 2025	December 27, 2024
Numerator for Basic and Diluted EPS:
Net Earnings (Loss) Attributable to Jacobs from Continuing Operations	$124,954	$(17,129)
Preferred Redeemable Noncontrolling interests redemption value adjustment	7,688	4,568
Net earnings (loss) from continuing operations allocated to common stock for EPS calculation	$132,642	$(12,561)

Net earnings (loss) from discontinued operations allocated to common stock for EPS calculation	$554	$(1,001)

Net earnings (loss) allocated to common stock for EPS calculation	$133,196	$(13,562)

Denominator for Basic and Diluted EPS:

Shares used for calculating basic EPS attributable to common stock	118,594	124,055

Effect of dilutive securities:
Stock compensation plans (1)	412	—
Shares used for calculating diluted EPS attributable to common stock	119,006	124,055

Net Earnings Per Share:
Basic Net Earnings (Loss) from Continuing Operations Per Share	$1.12	$(0.10)
Basic Net Earnings (Loss) from Discontinued Operations Per Share	$—	$(0.01)
Basic Earnings Per Share	$1.12	$(0.11)
Diluted Net Earnings (Loss) from Continuing Operations Per Share	$1.11	$(0.10)
Diluted Net Earnings (Loss) from Discontinued Operations Per Share	$—	$(0.01)
Diluted Earnings (Loss) Per Share	$1.12	$(0.11)

Note: Per share amounts may not add due to rounding.

(1) For the three months ended December 27, 2024, because net earnings (loss) attributable to Jacobs from continuing operations was a loss, the effect of antidilutive securities of 576 was excluded from the denominator in calculating diluted EPS.

For additional information contact:

Investors:
Bert Subin
JacobsIR@jacobs.com

Media:
Louise White
louise.white@jacobs.com
469-724-0810

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